UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013

OPLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31581 (Commission File Number)	77-0411346 (I.R.S. Employer Identification No.)

46335 Landing Parkway
Fremont, California 94538
(Address of principal executive offices)    (Zip code)

(510) 933-7200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on November 6, 2013 in Fremont, California.  Of the 19,322,562 shares outstanding as of the record date, 17,600,338 shares (approximately 91.09%) were present or represented by proxy at the meeting.  The results of the voting on the matters submitted to the stockholders were as follows:

Proposal One – Election of Director.

Oplink’s stockholders approved the re-election of one Class I director to Oplink’s Board of Directors by the following votes:

Name	For	Withheld	Broker Non-Votes
Joseph Y. Liu	9,382,343	6,316,228	1,901,767

Proposal Two – Ratification of Appointment of Independent Registered Accounting Firm.

Oplink’s stockholders ratified the appointment of Burr Pilger Mayer Inc. as the independent registered public accountants of the Company for the fiscal year ending June 30, 2014.

For	Against	Abstain	Broker Non-Votes
17,488,636	106,042	5,660	0

Proposal Three – Advisory Vote on Executive Compensation.

The stockholders cast their votes with respect to the advisory vote on Oplink’s executive compensation as follows:

For	Against	Abstain	Broker Non-Votes
15,119,410	576,127	3,034	1,901,767

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPLINK COMMUNICATIONS, INC.

Date: November 7, 2013	By:	/s/ Stephen M. Welles
Name: Stephen M. Welles
Title: Senior Vice President and General Counsel